Exhibit 99.1

Kohl’s Reports Second Quarter Fiscal 2022 Financial Results

•	Second quarter comparable sales decrease 7.7% and net sales decrease 8.5%

•	Second quarter diluted earnings per share of $1.11

•	Updates full year 2022 financial outlook

•	Company enters into $500 million accelerated share repurchase agreement

MENOMONEE FALLS, Wis.—(BUSINESS WIRE)—August 18, 2022— Kohl’s Corporation (NYSE:KSS) today reported results for the quarter ended July 30, 2022.

	Three Months				Six Months
($ in millions, except per share data)	July 30, 2022	July 31, 2021	Change		July 30, 2022	July 31, 2021	Change
Total revenue	$4,087	$4,447	(8.1%)		$7,802	$8,334	(6.4%)
Net sales(1)	(8.5%)	31.4%			(7.0%)	46.8%
Gross margin	39.6%	42.5%	(290	) bps	39.0%	40.9%	(189	) bps
Selling, general, and administrative expenses	$1,283	$1,241	3.4%		$2,576	$2,411	6.8%
Reported
Net income	$143	$382	(63%)		$157	$396	(60%)
Diluted earnings per share	$1.11	$2.48	(55%)		$1.22	$2.55	(52%)
Non-GAAP(2)
Adjusted net income	$143	$382	(63%)		$157	$547	(71%)
Adjusted diluted earnings per share	$1.11	$2.48	(55%)		$1.22	$3.52	(65%)

(1)	Represents change in Net sales vs. prior year period.
(2)

Amounts shown for the three and six months ended July 30, 2022 and the three months ended July 31, 2021 are GAAP as there are no adjustments to Non-GAAP. These amounts are shown for comparability purposes.

“Second quarter results were impacted by a weakening macro environment, high inflation and dampened consumer spending, which especially pressured our middle-income customers. We have adjusted our plans, implementing actions to reduce inventory and lower expenses to account for a softer demand outlook. Kohl’s has navigated difficult periods in the past and I am confident in our ability to successfully manage through the current uncertainty. I want to thank our incredible associates around the country for their commitment to Kohl’s and for providing excellent service to our customers every day. We continue to execute on our transformation strategy and are pleased to deliver outsized performance in the nearly 600 stores which have been refreshed and elevated, featuring Sephora as a key cornerstone,” said Michelle Gass, Kohl’s chief executive officer.

“While 2022 has turned out to be more challenging than initially expected, Kohl’s remains a financially strong company with significant long-term growth potential. Our $500 million accelerated share repurchase underscores our steadfast confidence in Kohl’s future and focus on creating shareholder value. We also remain firmly committed to our current dividend,” said Gass.

Updated 2022 Financial Outlook

The Company is updating its full year 2022 financial outlook to include the following:

•	Net sales is now expected to decline in the range of (5%) to (6%) as compared to the prior year

•	Operating margin is now expected to be in the range of 4.2% to 4.5%

•	Earnings per share is now expected to be in the range of $2.80 to $3.20, excluding any non-recurring charges

Accelerated Share Repurchase Agreement

On August 18, 2022, the Company entered into an accelerated share repurchase agreement (ASR), pursuant to its previously announced share repurchase program, to repurchase approximately $500 million of the Company’s common stock.

Dividend

As previously announced, on August 9, 2022, Kohl’s Board of Directors declared a quarterly cash dividend on the Company’s common stock of $0.50 per share. The dividend is payable September 21, 2022 to shareholders of record at the close of business on September 7, 2022.

Second Quarter 2022 Earnings Conference Call

Kohl’s will host its quarterly earnings conference call at 9:00 am ET on August 18, 2022. A webcast of the conference call and the related presentation materials will be available via the Company’s web site at investors.kohls.com, both live and after the call.

Cautionary Statement Regarding Forward-Looking Information and Non-GAAP Measures

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause the Company’s actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks described more fully in Item 1A in the Company’s Annual Report on Form 10-K and Item 1A of Part II of the Company’s Quarterly Report on Form 10-Q for the first quarter of fiscal 2022, which are expressly incorporated herein by reference, and other factors as may periodically be described in the Company’s filings with the SEC. Forward-looking statements relate to the date initially made, and Kohl’s undertakes no obligation to update them.

In this press release, the Company provides information regarding adjusted net income and adjusted diluted earnings per share, which are not recognized terms under U.S. generally accepted accounting principles (“GAAP”) and do not purport to be alternatives to net income as a measure of operating performance. A reconciliation of adjusted net income and adjusted diluted earnings per share is provided in this release. The Company believes that the use of these non-GAAP financial measures provides investors with enhanced visibility into its results with respect to the impact of certain costs. Because not all companies use identical calculations, these presentations may not be comparable to other similarly titled measures of other companies.

About Kohl’s

Kohl’s (NYSE: KSS) is a leading omnichannel retailer. With more than 1,100 stores in 49 states and the online convenience of Kohls.com and the Kohl’s App, Kohl’s offers amazing national and exclusive brands at incredible savings for families nationwide. Kohl’s is uniquely positioned to deliver against its strategy and its vision to be the most trusted retailer of choice for the active and casual lifestyle. Kohl’s is committed to progress in its diversity and inclusion pledges, and the company’s environmental, social and corporate governance (ESG) stewardship. For a list of store locations or to shop online, visit Kohls.com. For more information about Kohl’s impact in the community or how to join our winning team, visit Corporate.Kohls.com or follow @KohlsNews on Twitter.

Contacts

Investor Relations:

Mark Rupe, (262) 703-1266, mark.rupe@kohls.com

Media:

Jen Johnson, (262) 703-5241, jen.johnson@kohls.com

KOHL’S CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Six Months Ended
(Dollars in Millions, Except per Share Data)	July 30, 2022	July 31, 2021	July 30, 2022	July 31, 2021
Net sales	$3,863	$4,223	$7,334	$7,885
Other revenue	224	224	468	449
Total revenue	4,087	4,447	7,802	8,334
Cost of merchandise sold	2,332	2,426	4,472	4,659
Gross margin rate	39.6%	42.5%	39.0%	40.9%
Operating expenses:
Selling, general, and administrative	1,283	1,241	2,576	2,411
As a percent of total revenue	31.4%	27.9%	33.0%	28.9%
Depreciation and amortization	206	210	406	421
Operating income	266	570	348	843
Interest expense, net	77	62	145	129
Loss on extinguishment of debt	—	—	—	201
Income before income taxes	189	508	203	513
Provision for income taxes	46	126	46	117
Net income	$143	$382	$157	$396
Average number of shares:
Basic	127	152	127	153
Diluted	128	154	129	155
Earnings per share:
Basic	$1.13	$2.51	$1.24	$2.58
Diluted	$1.11	$2.48	$1.22	$2.55

ADJUSTED NET INCOME AND DILUTED EARNINGS PER SHARE, NON-GAAP FINANCIAL MEASURES

(Unaudited)

	Three Months Ended		Six Months Ended
(Dollars in Millions, Except per Share Data)	July 30, 2022	July 31, 2021	July 30, 2022	July 31, 2021
Net income
GAAP	$143	$382	$157	$396
Loss on extinguishment of debt	—	—	—	201
Income tax impact of items noted above	—	—	—	(50)
Adjusted (non-GAAP)	$143	$382	$157	$547
Diluted earnings per share
GAAP	$1.11	$2.48	$1.22	$2.55
Loss on extinguishment of debt	—	—	—	1.29
Income tax impact of items noted above	—	—	—	(0.32)
Adjusted (non-GAAP)(1)	$1.11	$2.48	$1.22	$3.52

(1)

Amounts shown for the three and six months ended July 30, 2022 and the three months ended July 31, 2021 are GAAP as there are no adjustments to Non-GAAP. These amounts are shown for comparability purposes.

KOHL’S CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in Millions)	July 30, 2022	July 31, 2021
Assets
Current assets:
Cash and cash equivalents	$222	$2,569
Merchandise inventories	4,034	2,733
Other	374	356
Total current assets	4,630	5,658
Property and equipment, net	8,228	7,107
Operating leases	2,296	2,301
Other assets	469	440
Total assets	$15,623	$15,506
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$1,497	$1,495
Accrued liabilities	1,426	1,554
Borrowings under revolving credit facility	79	—
Current portion of:
Long-term debt	164	—
Finance leases and financing obligations	96	117
Operating leases	108	143
Total current liabilities	3,370	3,309
Long-term debt	1,747	1,909
Finance leases and financing obligations	2,830	1,906
Operating leases	2,568	2,532
Deferred income taxes	194	245
Other long-term liabilities	370	386
Shareholders’ equity	4,544	5,219
Total liabilities and shareholders’ equity	$15,623	$15,506

KOHL’S CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended
(Dollars in Millions)	July 30, 2022	July 31, 2021
Operating activities
Net income	$157	$396
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	406	421
Share-based compensation	26	25
Deferred income taxes	(12)	(57)
Loss on extinguishment of debt	—	201
Non-cash lease expense	56	74
Other non-cash expenses	5	9
Changes in operating assets and liabilities:
Merchandise inventories	(964)	(138)
Other current and long-term assets	(29)	590
Accounts payable	(185)	19
Accrued and other long-term liabilities	51	228
Operating lease liabilities	(57)	(76)
Net cash (used in) provided by operating activities	(546)	1,692
Investing activities
Acquisition of property and equipment	(548)	(191)
Proceeds from sale of real estate	4	4
Net cash used in investing activities	(544)	(187)
Financing activities
Proceeds from issuance of debt	—	500
Net borrowings under revolving credit facility	79	—
Deferred financing costs	—	(5)
Treasury stock purchases	(158)	(301)
Shares withheld for taxes on vested restricted shares	(20)	(25)
Dividends paid	(127)	(77)
Reduction of long-term borrowings	—	(1,044)
Premium paid on redemption of debt	—	(192)
Finance lease and financing obligation payments	(55)	(65)
Proceeds from financing obligations	5	4
Proceeds from stock option exercises	1	1
Other	—	(3)
Net cash used in financing activities	(275)	(1,207)
Net (decrease) increase in cash and cash equivalents	(1,365)	298
Cash and cash equivalents at beginning of period	1,587	2,271
Cash and cash equivalents at end of period	$222	$2,569